Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 for the Cortland Savings and Banking 401(k) Plan and Form S-3 for the Cortland Bancorp Dividend Reinvestment Plan of our report dated January 31, 2001 on the 2000 consolidated financial statements of Cortland Bancorp and subsidiaries, which report is incorporated by reference in this Form 10-K.

Youngstown, Ohio	PACKER THOMAS

March 26, 2001